Exhibit 99.2 SECOND QUARTER 2018 EARNINGS PRESENTATION July 19, 2018

DISCLAIMER Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.   Non-GAAP Measures This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. 2

SECOND QUARTER 2018 UPDATE1 Net income available to common equity of $87 million, or $0.50 per common share or $0.53 per common share, excluding acquisition related costs2 Bank Mutual Improving Fee Improving Efficiency Increased Bottom Line Conversion Completed Revenue Trends ▪ Average loans were up ▪ $28 million of acquisition related $927 million, or 4% costs recorded YTD Balance ▪ Average deposits were flat Expense ▪ Efficiency ratio improved 1% year Sheet over year3 ▪ Loans/deposits ratio was Management Management 96% at period end ▪ Excluding acquisition related costs, the efficiency ratio improved 3% year over year2 ▪ Insurance revenue up ▪ Repurchased $7 million of stock at $1 million an average of $26.52/share Capital Fee ▪ Card-based and loan ▪ Paid common stock dividend of & Credit Businesses fee revenue up $0.15/share Management $1 million ▪ Return on average tangible common equity of 15% 1Unless otherwise noted, all comparisons are made with reference to first quarter 2018 results. First quarter 2018 results include Bank Mutual from the closing of the acquisition on February 1, 2018 through March 31, 2018. 2See slide 15 for a reconciliation of non-GAAP financial measures to GAAP financial measures. 3Federal Reserve efficiency ratio. 3

LOAN PORTFOLIO - QUARTERLY TRENDS1 Average Quarterly Loans Average Net Loan Change (from 1Q 2018) ($ in billions) ($ in millions) Commercial real estate $306 $23.0 $22.1 $20.6 $20.9 $20.9 Residential mortgage $227 $7.7 $7.3 General commercial $149 $7.3 $7.3 $7.2 Oil and gas $89 Total Commercial & $5.4 $5.7 $5.0 $4.9 Mortgage warehouse $84 business loans: $5.0 + $383 million (+5%) Power & utilities $65 $8.0 $8.2 $7.0 7.3 $7.5 $(3) REIT Home equity $10 $1.3 $1.3 $1.3 $1.4 $1.4 & other consumer 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Home equity & other consumer Residential mortgage Commercial real estate Commercial & business 1 First quarter 2018 includes Bank Mutual loans for two months, from 2/1/2018 through 3/31/2018. 4

MANAGING OUR LOAN PORTFOLIO EXPOSURE Bank Mutual Additions Period End CRE Multifamily Loans ($ in billions) The addition of Bank Mutual increased our We are moderating our Multifamily exposure... exposure to: Multifamily Loans $2.0 $1.9 $1.5 $1.4 $1.4 $0.6 Residential Mortgages 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Bank Mutual CRE Multifamily ASB CRE Multifamily Net Residential Mortgage Growth and Sales Period End CRE Retail Loans ($ in billions) ($ in billions) Bank Mutual had only a modest impact on our CRE ...and managing down growth in Mortgages Retail exposure... ...which we have also been moderating $0.8 $1.2 $1.2 $1.2 $0.6 $1.1 $1.1 $0.5 $0.2 $0.4 $0.5 $0.2 $0.3 $0.4 $0.3 $0.2 $0.3 $0.1 $0.1 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Bank Mutual residential mortgages Mortgage loan sales Bank Mutual CRE Retail ASB CRE Retail Net change in residential mortgages 5 retained on balance sheet

DEPOSIT PORTFOLIO - QUARTERLY TRENDS1 Average Quarterly Deposits Quarter-end Loan to Deposit Ratio ($ in billions) 98% $23.6 $23.6 96% $22.4 $22.3 96% $21.5 94% 94% 95% $5.1 $5.1 $5.0 $5.1 $4.9 91% 90% 89% $4.5 $4.7 $4.0 1Q 2Q 3Q 4Q $3.8 $4.2 Historical Quarter-end Range 2014 - 2018 2018 $2.4 $2.1 Historical Quarter-end Range 2014 - 2017 $3.1 $2.5 $3.4 Period End Network Transaction Deposits ($ in billions) $7.2 $7.2 $6.6 $6.5 $6.1 $1.7 $1.9 $3.2 $1.5 $1.6 $1.5 $2.6 $2.5 $1.8 $2.2 $2.4 $2.7 $2.6 $2.2 $2.1 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Time deposits Savings Money market Network transaction deposits 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Interest-bearing demand Noninterest-bearing demand 1First quarter 2018 includes Bank Mutual deposits for two months, from 2/1/2018 through 3/31/2018. 6

NET INTEREST INCOME AND MARGIN - QUARTERLY TRENDS Average Yields Net Interest Income & Net Interest Margin ($ in millions) 3.02% 4.75% 2.92% 4.34% 2.83% 2.84% 2.79% $226 3.93% 3.89% 3.69% $5 $2 $5 $210 3.26% 3.32% 3.35% 3.23% 3.18% $2 $1 $4 2.56% 2.42% 2.40% 2.47% 2.44% $190 $2 $187 $215 $184 $1 1.08% $203 0.81% 0.90% <$1 0.65% 0.77% $188 0.83% $183 $186 0.65% 0.73% 0.51% 0.63% 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Total commercial loans Net interest margin Total residential mortgage loans Bank Mutual prepayments and other adjustments Investments and other Other prepayments and interest recoveries1 Total interest-bearing liabilities Bank Mutual acquisition related purchase loan accretion, net Total interest-bearing deposits Net interest income net of purchased loan accretion, prepayments and interest recoveries 7 1Includes recognition of fees and costs upon repayment or refinancing other than Bank Mutual related.

NET INTEREST MARGIN WALKFORWARD AND OUTLOOK Q1 to Q2 Net Interest Margin Walkforward Net Interest Margin Decomposition 1Q 2018 Reported Net Interest Margin 2.92% + Net loan growth and funding composition ~0.06% 3.02% (including Bank Mutual) 2.92% 0.06% 9 bps + Bank Mutual purchase loan related items 0.03% 0.06% Purchased loan accretion <0.01% 2.79% 0.06% Prepayments and other adjustments >0.01% 2.93% + Other net changes, including securities portfolio ~0.02% 2.87% 2.78% 2.82% 2Q 2018 Net Interest Margin 3.02% NIM Outlook 4Q 2017 1Q 2018 2Q 2018 ▪ Poised to benefit from future Fed rate increases Net interest margin excluding purchased loan accretion, prepayments and interest recoveries ▪ Accretion expected to moderate over time 2.93% Scheduled acquisition related purchase ▪ Bank Mutual prepayments generally expected to loan accretion, net moderate but may be unpredictable in near term Unscheduled acquisition prepayments and other adjustments 9 bps Other prepayments and interest recoveries 8

BANK MUTUAL CONVERSION COMPLETED

BankMutual
COMING TOGETHER WITH
Associated Bank

Achieved

~89,000	3,000+	~36,000	22
New retail customers	New commercial and business relationships	New debit cards activated	Net branches added (36 consolidated)

In Progress

45%	~47%	~11%	200+ bps
Cost savings	High deposit density branches (>$50MM)	Wisconsin deposit market share	Y/Y efficiency ratio improvement

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NONINTEREST INCOME - QUARTERLY TRENDS ($ IN MILLIONS) Capital market fees, net Bank owned life insurance Mortgage banking, net $93 $90 $19 $86 $85 $15 $82 $13 $7 $13 $15 $3 $4 $4 $3 $5 $5 $5 $4 $7 $7 $6 $6 $5 $3 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Trust, Insurance, and Brokerage Income $75 $73 $44 $67 $66 $69 $43 $39 $38 $37 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Fee-based revenue1 1Fee-based revenue, a non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions. Please refer to the appendix for a reconciliation of fee-based revenue to total noninterest income. 10

NONINTEREST EXPENSE - QUARTERLY TRENDS
($ IN MILLIONS)



$176
$177
$182
$213
$211
$21
$7
$69
$69
$75
$74
$80
$107
$108
$107
$118
$124
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018
Personnel
Acquisition related costs
All other noninterest expenses

Period End Branch Count and Average FTE



4,352
4,384
4,367
4,693
4,865
214
214
213
271
237
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018
Period End Branches
Average Full Time Employee

Efficiency Ratio[1]



67%
65%
64%
63%
67%
65%
71%
70%
63%
66%
64%
62%
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018
Federal Reserve
Fully tax-equivalent
Excluding acquisition related costs

[1] The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio, which is a non-GAAP financial measure, is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Please refer to the appendix for a reconciliation of the Federal Reserve efficiency ratio to the fully tax-equivalent efficiency ratio and to the efficiency ratio excluding acquisition related costs.

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BANK MUTUAL EXPENSE DETAIL ▪ Account and system conversion, and branch consolidation Conversion Completed completed June 24th, 2018. Expected Total Acquisition Related Costs Announced Recorded Expected Costs ($ in millions) 1Q 2018 2Q 2018 3Q 2018 Total Change of control and severance $10 $7 $(1) Merger advisors and consultants $10 $4 $0 $1 - $3 $29 - $31 Facilities and other $10 $5 $2 Contract terminations $10 $5 $6 Total $40 $21 $7 2Q 2018 noninterest expense $211 million 2Q acquisition related costs ($7 million) 4Q 2018 Expected 1 Noninterest Expense Run-Rate Expected Bank Mutual quarterly cost savings ($8 million) Implied noninterest expense run-rate $196 million 4Q 2018 expected noninterest expense2 $194 million - $198 million 1Based on 45% cost savings on $68 million Bank Mutual annual run-rate (4Q17 call report). 2Includes both Diversified Insurance Solutions and Anderson Insurance. 12

CREDIT QUALITY - QUARTERLY TRENDS ($ IN MILLIONS) Potential Problem Loans Nonaccrual Loans $282 $263 $259 $40 $242 $232 $37 $39 $211 $209 $209 $204 $177 $34 $45 $40 $114 $92 $77 $69 $226 $220 $242 $208 $137 $118 $119 $132 $140 $159 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Oil and Gas All other Loans Oil and Gas All other Loans Net Charge Offs Allowance to Total Loans / Oil and Gas Loans $13 5.4% 5.2% $11 $11 4.5% $9 $8 2.9% $12 $8 $4 2.5% $11 $7 1.4% 1.3% 1.3% 1.1% 1.1% $5 $3 $1 $1 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Oil and Gas All other Loans Oil and Gas ALLL / Oil and Gas Loans ALLL / Loans 13

2018 OUTLOOK This outlook reflects a stable to improving economy and includes our expectation of additional rate increases in 2018. We may adjust our outlook if, and when, we have more clarity on any one, or more, of these factors. ▪ 1%-2% quarterly loan growth for ▪ Approximately $825M noninterest the remainder of 2018 expense1 ▪ Improving year over year NIM ▪ Effective tax rate: Balance Sheet trend Expense Management Management ◦ ~22% for 3Q and 4Q 2018 ▪ Maintain loan to deposit ratio under 100% ◦ ~20% for full year 2018 ▪ Improving year over year fee- ▪ Continue to follow stated based revenues corporate priorities for capital deployment ▪ Approximately $365M - $370M Capital & Fee full year noninterest income Credit ▪ Provision expected to adjust with Businesses changes to risk grade, other Management indications of credit quality, and loan volume 1Including Diversified Insurance Solutions and Anderson Insurance acquisitions, and all costs related to Bank Mutual. 14

APPENDIX

RECONCILIATION AND DEFINITONS OF NON-GAAP ITEMS

Efficiency Ratio	2Q18	1Q18	4Q17	3Q17	2Q17
Federal Reserve efficiency ratio	65.77 %	70.76 %	66.93 %	63.92 %	66.69 %
Fully tax-equivalent adjustment	(0.65)%	(0.66)%	(1.30)%	(1.21)%	(1.30)%
Other intangible amortization	(0.68)%	(0.51)%	(0.18)%	(0.16)%	(0.18)%
Fully tax-equivalent efficiency ratio[1]	64.45 %	69.60 %	65.45 %	62.55 %	65.21 %
Acquisition related costs adjustment	(2.19)%	(6.60)%	— %	— %	— %
Fully tax-equivalent efficiency ratio, excluding acquisition related costs[1]	62.26 %	63.00 %	65.45 %	62.55 %	65.21 %

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio, which is a non-GAAP financial measure, is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.

Fee-based Revenue ($ millions)[1]	2Q18	1Q18	4Q17	3Q17	2Q17
Insurance commissions and fees	24	23	19	20	21
Service charges and deposit account fees	16	16	16	16	16
Card-based and loan fees	14	13	14	13	14
Trust and asset management fees	13	13	13	13	12
Brokerage commissions and fees	7	7	7	4	4
Fee-based revenue	$ 75	$ 73	$ 69	$ 66	$ 67
Other	18	17	16	20	15
Total noninterest income	$ 93	$ 90	$ 85	$ 86	$ 82

Acquisition Related Costs ($ in millions, except per share data)	YTD 2018	YTD 2018 per share data[2]	2Q 2018	2Q 2018 per share data[2]	1Q 2018	1Q 2018 per share data[2]
GAAP earnings	$ 154	$ 0.90	$ 87	$ 0.50	$ 67	$ 0.40
Change of control and severance	7		(1)		7	
Merger advisors and consultants	4		—		4	
Facilities and other	7		2		5	
Contract terminations and conversion costs	10		6		5	
Total acquisition related costs	$ 28		$ 7		$ 21	
Less additional tax expense	$ 6		$ 1		$ 5	
Earnings, excluding acquisition related costs[1]	$ 176	$ 1.03	$ 93	$ 0.53	$ 83	$ 0.50

[1]This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods.
[2]Earnings and per share data presented after tax.

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